Exhibit 4.2

AMENDMENT NO. 1 TO

STOCKHOLDERS’ AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to the Stockholders’ Agreement (the “Original Agreement”), dated as of May 10, 2018, by and between Talos Energy Inc., a Delaware corporation (the “Company”), and each of the other parties set forth on the signature pages to the Original Agreement (the “Original Stockholders”), is entered into as of February 24, 2020, by and between the Company and each of the other parties set forth on the signature pages hereto (the “Stockholders”). The Stockholders and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used in this Amendment but not defined herein have the meanings assigned to such terms in the Original Agreement.

WHEREAS, the Company and the Original Stockholders entered into the Original Agreement on May 10, 2018, pursuant to which, among other things, the Company granted the Original Stockholders certain rights with respect to the Company’s common stock, par value $0.01 per share (“Company Common Stock”);

WHEREAS, in consideration of the mutual benefits to be derived from this Amendment and the transactions (the “Acquisitions”) contemplated by the (i) Purchase and Sale Agreement, dated as of December 10, 2019, as amended on February 24, 2020, by and among the Company, Talos Production Inc., a Delaware corporation (“Talos Production”), and ILX Holdings, LLC, a Delaware limited liability company, (ii) Purchase and Sale Agreement, dated as of December 10, 2019, as amended on February 24, 2020, by and among the Company, Talos Production and ILX Holdings II, LLC, a Delaware limited liability company, (iii) Purchase and Sale Agreement, dated as of December 10, 2019, as amended on February 24, 2020, by and among the Company, Talos Production and ILX Holdings III LLC, a Delaware limited liability company and (iv) Purchase and Sale Agreement, dated as of December 10, 2019, by and among the Company, Talos Production and Castex Energy 2014, LLC, a Delaware limited liability company, as amended on February 24, 2020 (collectively, the “Purchase Agreements”), the Company and the Stockholders desire to enter into this Amendment; and

WHEREAS, this Amendment shall become effective as of the Closing Date (as defined in the Purchase Agreements) upon consummation of the Acquisitions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party hereto, the Parties hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 1.01.    Definitions.

(a)    Additional Definition. The following term is hereby added to the definitions included in Section 1.1 of the Original Agreement:

“Series A Preferred Stock” means the Series A Convertible Preferred Stock of the Company, par value $0.01 per share.

(b)    Revised Definitions. The following terms defined in the Original Agreement are hereby replaced with the following:

“Agreement” means the Stockholders’ Agreement, dated as of May 10, 2018, between the Company and each of the other parties set forth on the signature pages thereto, as amended by the Amendment No. 1 to Stockholders’ Agreement, dated as of February 24, 2020, and as further amended or otherwise modified from time to time.

“Riverstone Parties” means Riverstone Talos Energy Equityco LLC, a Delaware limited liability company, Riverstone Talos Energy Debtco LLC, a Delaware limited liability company, Riverstone V FT Corp Holdings, L.P., a Delaware limited partnership, ILX Holdings, LLC, a Delaware limited liability company, ILX Holdings II, LLC, a Delaware limited liability company, ILX Holdings III LLC, a Delaware limited liability company, Riverstone V Castex 2014 Holdings, L.P., a Delaware limited partnership, and REL US Partnership, LLC, a Delaware limited liability company, together with the Riverstone Feeders and any other member of the Riverstone Group executing a joinder.

Section 1.02.    Registrable Securities. The following Section 1.2 is hereby added to the Original Agreement immediately following Section 1.1 of the Original Agreement:

“Section 1.2 Treatment of Series A Preferred Stock. For purposes of calculating any amount or percentage of Company Common Stock pursuant to Section 3.2 of this Agreement, any applicable number of shares of Company Common Stock shall include the number of shares of Company Common Stock issuable upon conversion of the Series A Preferred Stock then outstanding, irrespective of any then-applicable restrictions on conversion or voting of the Series A Preferred Stock pursuant to the Certificate of Designation related thereto. Notwithstanding the foregoing, for purposes of calculating a “majority of the outstanding shares of Company Common Stock” as contemplated by Section 3.2(j) of this Agreement, the number of shares of Company Common Stock shall not include the number of shares of Company Common Stock issuable upon conversion of the Series A Preferred Stock then outstanding.”

Section 1.03.    Restrictive Legends. Section 4.2(f) of the Original Agreement is hereby replaced in its entirety as follows:

“Each certificate representing shares of Company Common Stock or Series A Preferred Stock held of record by the Stockholders or any member of a Stockholder Group shall bear the following legend on the face thereof:

‘THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND CERTAIN OTHER LIMITATIONS SET FORTH IN THE STOCKHOLDERS’ AGREEMENT DATED AS OF MAY 10, 2018 AMONG TALOS ENERGY INC., AP TALOS ENERGY LLC, AP TALOS ENERGY DEBTCO LLC, AP OVERSEAS TALOS HOLDINGS PARTNERSHIP, LLC, AIF VII (AIV), L.P., ANRP DE HOLDINGS, L.P., RIVERSTONE TALOS ENERGY EQUITYCO LLC, RIVERSTONE TALOS ENERGY DEBTCO LLC, AND RIVERSTONE V FT CORP HOLDINGS, L.P., AS AMENDED ON FEBRUARY 24, 2020, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND SHALL BE PROVIDED TO A STOCKHOLDER OF THE COMPANY FREE OF CHARGE UPON A REQUEST THEREFOR.’

The legend set forth herein shall remain on all certificates representing such shares until the applicable Termination Date.”

ARTICLE II

MISCELLANEOUS

Section 2.01.    Effectiveness. This Amendment shall not become effective until the consummation of the Acquisitions on the Closing Date, and shall thereafter be effective until terminated in accordance with the terms of the Agreement. In the event that each of the Purchase Agreements is terminated prior to the consummation of the Acquisitions, this Amendment and all the terms hereunder shall also terminate, regardless of any other provisions set forth in this Amendment.

Section 2.02.    Amendment. No amendment of this Amendment shall be valid unless such amendment is made in accordance with Section 6.7 of the Original Agreement.

Section 2.03.    Counterparts; Electronic Transmission of Signatures. This Amendment may be executed in any number of counterparts and by different Parties in separate counterparts, and delivered by means of electronic mail transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Section 2.04.    Interpretations. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

Section 2.05.    Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, regardless of any Laws or legal principles that might otherwise govern under the applicable principles of conflicts of law thereof.

Section 2.06.    Severability. If any provision of this Amendment shall be held to be illegal, invalid or unenforceable under any applicable Law, then such contravention or invalidity shall not invalidate the entire Amendment. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Amendment shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the Parties shall be construed and enforced accordingly.

Section 2.07.    Effect of the Amendment. Except as amended by this Amendment, all other terms of the Original Agreement shall continue in full force and effect and remain unchanged and are hereby confirmed in all respects by each Party. By executing this Amendment, each of ILX Holdings, LLC, ILX Holdings II, LLC, ILX Holdings III LLC, Riverstone V Castex 2014 Holdings, L.P. and REL US Partnership, LLC hereby agrees to be joined as a party to and bound by the terms of the Original Agreement, as amended by this Amendment, as a Riverstone Party for all purposes therein.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto execute this Amendment, effective as of the date first above written.

TALOS ENERGY INC.

By:	/s/ Timothy S. Duncan
Name:	Timothy S. Duncan
Title:	President and Chief Executive Officer

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AMENDMENT NO. 1 TO STOCKHOLDERS’ AGREEMENT

AP TALOS ENERGY LLC
a Delaware limited liability company

By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

AP TALOS ENERGY DEBTCO LLC
a Delaware limited liability company

By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

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AMENDMENT NO. 1 TO STOCKHOLDERS’ AGREEMENT

RIVERSTONE TALOS ENERGY EQUITYCO LLC a Delaware limited liability company

By:	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Managing Director

RIVERSTONE TALOS ENERGY DEBTCO LLC a Delaware limited liability company

By:	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Managing Director

RIVERSTONE V FT CORP HOLDINGS, L.P. a Delaware limited partnership

By:	Riverstone Energy Partners V, L.P., its general partner

By:	Riverstone Energy GP V, LLC its general partner

By:	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Managing Director

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AMENDMENT NO. 1 TO STOCKHOLDERS’ AGREEMENT

ILX HOLDINGS, LLC a Delaware limited liability company

By:	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Managing Director

ILX HOLDINGS II, LLC a Delaware limited liability company

By:	/s/ Peter Haskopoulos
Name: Peter Haskopoulos
Title: Managing Director

ILX HOLDINGS III LLC a Delaware limited liability company

By:	/s/ Peter Haskopoulos
Name: Peter Haskopoulos
Title: Managing Director

RIVERSTONE V CASTEX 2014 HOLDINGS, L.P. a Delaware limited partnership

By: RIVERSTONE V REL HOLDINGS GP, LLC, its general partner

By:	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Managing Director

REL US PARTNERSHIP, LLC a Delaware limited liability company

By:	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Managing Director

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AMENDMENT NO. 1 TO STOCKHOLDERS’ AGREEMENT